Exhibit 10.1
TRANSITION AGREEMENT
AND VOLUNTARY GENERAL RELEASE

This Transition Agreement and Voluntary General Release (the “Agreement”) is made and entered into this fifth day of January 2018, by and between Lori A. Lutey (“Executive”), on the one hand, and Schneider Enterprise Resources, LLC and any of its parent companies, subsidiaries, affiliates, divisions, successors and assigns (collectively referred to as “Schneider”), on the other hand. Schneider and Executive mutually agree that Executive’s employment with Schneider will end and that it is in the best interests of both parties to adhere to the terms of this Agreement. To assist Executive following the separation, Schneider has offered to provide certain benefits to Executive in exchange for the agreements and general releases contained in this Agreement. Executive has voluntarily accepted this offer and Executive and Schneider now desire to effect an amicable separation of Executive’s employment.

WHEREAS, Schneider values Executive’s continuing services, leadership and support during the Retention Period (as defined below);

WHEREAS, subject to the terms of this Agreement, Schneider desires Executive to remain in active employment with Schneider from the date of this Agreement to the end of the Retention Period;

WHEREAS, subject to the terms of this Agreement, Executive desires to remain employed with Schneider from the date of this Agreement to the end of the Retention Period;

WHEREAS, under normal Schneider policy, Executive is not eligible for any Retention Incentive payments, severance payments, or related benefits;

NOW THEREFORE, IN CONSIDERATION of the mutual promises and releases contained in this Transition Agreement and Voluntary General Release, IT IS AGREED THAT:

1.Definitions

a.    Active Executive. For purposes of this Agreement, Executive will be considered an “Active Executive” on a given date if, on that date: Executive (i) remains actively employed by Schneider; (ii) has not given oral or written notice of intent to resign effective as of a date that is prior to the end of the Retention Period (as defined herein); and (iii) has not engaged in any conduct constituting Cause as determined by Schneider management or the Board of Directors.

b.    Retention Period. For the purposes of this Agreement, Retention Period shall mean the period from the date of this Agreement up through and until June 30, 2018, provided however, that Executive remains an Active Executive during this Retention Period. The Retention Period may be shortened by mutual written agreement signed by Executive and Schneider; the parties generally envision that the Retention Period will end no earlier March 30, 2018 and no later than June 30, 2018.

c.    Separation Date. Executive’s employment will end effective the last day of the Retention Period (the “Separation Date”).

Transition Agreement and Voluntary General Release     Page 1 of 11

2.Continued Employment During Retention Period. Executive agrees to continue her Active Employment during the Retention Period in the position of Executive Vice President and Chief Financial Officer for Schneider. During the Retention Period, Executive agrees to devote her full professional time, best efforts, attention and energies on behalf of Schneider and perform the duties normally associated with her position with Schneider. The Executive shall perform such duties in a manner consistent with applicable laws and regulations, and any code of ethics, compliance manual, employee handbook or other policies and procedures adopted by Schneider from time to time and subject to any written directives issued by Schneider’s Chief Executive Officer or Board of Directors from time to time. Executive will continue to be based at Schneider’s principal offices in Green Bay, Wisconsin, unless Executive and Schneider agree in writing to another location, and will travel on behalf of Schneider as reasonably necessary and consistent with prior practice. During the Retention Period, Executive may not engage in any employment other than for Schneider, in any conflicting or competing business activities, or have any financial interest, directly or indirectly, in any business competing with Schneider or otherwise engaged in the business of Schneider or its affiliates. During the Retention Period, and subject to the prior approval of Schneider’s Chief Executive Officer, Executive may initiate her search for seats on the Boards of Directors of companies that do not compete with Schneider (for clarity Executive agrees not to seek or accept board seats with companies that provide truckload, logistics, or intermodal services to external customers); Executive may use available Vacation or Flex time if she needs to be out of the office for short durations in conjunction with her search. While Executive agrees and acknowledges that her employment relationship will technically remain at-will during the Retention Period, Executive and Schneider affirmatively state that their joint good faith objective is for Executive to remain in her position through the Retention Period.

3.Continued Compensation During Retention Period. Provided Executive complies with and fulfills Executive’s obligations in this Agreement Schneider agrees to continue the salary of Executive while she remains an Active Executive through the end of the Retention Period as such salary is normally paid.

4.Transition Compensation. If Executive (a) signs this Agreement and complies with her obligations hereunder, (b) remains an Active Executive during the full Retention Period, (c) has not engaged in willful misconduct during employment, whenever discovered and (d) signs and does not revoke the General Release attached hereto as Exhibit A within thirty (30) days following the end of the Retention Period, Schneider will pay Executive a total gross amount of Six Hundred Thousand Dollars ($600,000) which shall, as applicable, be treated as wages or supplemental earnings for purposes of federal and state taxation and withholding (the “Transition Compensation”).  The Transition Compensation shall be paid to Executive on the first business day that is at least twenty (20) business days after the occurrence of both the following events: after the Separation Date and after Executive has signed, and not revoked within the applicable revocation period, Exhibit A to this Agreement.  Executive acknowledges and agrees that, in the absence of this Agreement, Executive would otherwise not be entitled to receive the amounts represented by the Transition Compensation given Executive’s separation from employment on the Separation Date.  If, prior to the expiration of the Retention Period, Schneider terminates Executive’s employment for Cause, Executive will forfeit eligibility to receive the Transition Compensation.  For purposes of this Agreement, “Cause” means (a) Executive has engaged in gross negligence, gross incompetence, or willful misconduct in the performance of the duties and services required by Schneider; (b) Executive has engaged in willful conduct (i) involving destruction or culpable dishonesty against Schneider or (ii) resulting in a conviction of or plea of

Transition Agreement and Voluntary General Release     Page 2 of 11

no contest to any crime involving fraud, theft, misappropriation, embezzlement, dishonesty; or (c) any serious and intentional violation of any Schneider employment policy. Notwithstanding anything to the contrary herein, Executive will remain eligible for the Transition Compensation in the event that she is discharged during the Retention Period for a reason other than for Cause. For clarity, Executive will forfeit Profit Share eligibility effective as of the Separation Date.  Executive also forfeits, as of the Separation Date, all unvested and/or unaccrued amounts under any and all long term incentive plans and awards thereunder including but not limited to the Schneider National Inc. 2017 Omnibus Incentive Plan, the Schneider National, Inc. Omnibus Long-Term Incentive Plan (Amended and Restated November 8, 2011 & subsequently amended December 31, 2012), and the Schneider National, Inc. Long-Term Incentive Plan (collectively, the “Long-Term Incentive Plans”), and Executive acknowledges and agrees that Executive’s separation does not constitute a “retirement” for purposes of any of the Long Term Incentive Plans or awards thereunder. Executive acknowledges that she does not, and will not, qualify for “retirement” under any of the Long-Term Incentive Plans and understands that the Long-Term Incentive Plans will not be changed or amended in any way so as to make her departure from Schneider qualify as a “retirement” for purposes of the Long-Term Incentive Plans. Any amounts already vested as of Separation Date under such plans or other Schneider plans will pay out in the normal course per applicable plan rules, but no amounts will accelerate or pay early in any respect.

5.Continuation of Benefits. All dental, vision, disability and medical insurance covering Executive shall terminate on the Separation Date at 11:59 p.m. Businessolver (at 920-592-4183) will provide Executive with an explanation of any right to continue such coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and any other applicable state or federal law. Group life insurance coverage ends on Executive’s Separation Date. The total amount of group life insurance may be converted to an individual policy with The Hartford. If Executive chooses conversion, Executive must apply for coverage within 31 days of Executive’s last day covered under the group plan. If Executive should die during this 31-day conversion period, Executive’s beneficiary would receive the life insurance benefits available to Executive under the conversion policy. If Executive is interested in converting Executive’s coverage, please call the Schneider Benefits Department (at 1-800-558-6767, extension 592-4183) for an application. Executive must submit the Notice of Continuation Form within 31 days after your group coverage terminates or 15 days from the date the employer signs the form, whichever is later. The terms of each respective insurance plan shall govern the rights thereunder.

6.Release and Covenant Not to Sue by Executive. In exchange and in consideration for the promises, obligations and agreements of Schneider, which Executive agrees and acknowledges are adequate and sufficient, Executive, on behalf of Executive, and Executive’s assignees, agents, attorneys, representatives, heirs, executors and administrators, hereby waives, and fully releases, Schneider, all related or affiliated companies and all of Schneider’s or such related or affiliated companies’ predecessors and successors, and, with respect to each such entity, all of its past and present employees, officers, directors, trustees, agents, representatives, stockholders, owners, and attorneys (collectively, the “Releasees”), from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type that Executive now has, or ever has had, as of the day hereof, or at any time prior to the date hereof.

The claims Executive is releasing include (without limiting the generality of the foregoing) all claims arising under any written agreement between Executive and Schneider pertaining to

Transition Agreement and Voluntary General Release     Page 3 of 11

Executive’s employment by Schneider; all claims arising under the Family and Medical Leave Act, the Consolidated Omnibus Budget Reconciliation Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. §621 et. seq., the Older Workers Benefit Protection Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, the Civil Rights Act of 1868 (42 U.S.C. §§ 1981 and 1983), the Wisconsin Fair Employment Act, wrongful discharge, breach of contract, and any other federal, state or local statute or regulation regarding employment, discrimination in employment, retaliatory discharge, payment of wages or the termination of employment; and any claims arising under the common law of the State of Wisconsin or any other state.

Executive further covenants and agrees that Executive will not institute or cause to be instituted any action, cause of action or other judicial or administrative proceeding based on any claim released hereunder and shall indemnify and hold harmless Schneider and the Releasees for all costs incurred by them (including, but not limited to fees in connection with any such proceeding).

7.Claims Not Released.   Notwithstanding the foregoing, nothing in this Agreement precludes Executive from: (1) filing an administrative charge of discrimination or an administrative charge within the jurisdiction of the National Labor Relations Board (“NLRB”) or Equal Employment Opportunity Commission (“EEOC”); (2) communicating directly with the U.S. Securities and Exchange Commission (“SEC”) about a possible securities law violation; or (3) filing a charge or communicating with any other federal, state or local government office, official or agency. Executive promises never to seek or accept any damages, remedies, or other relief, other than a benefit or remedy pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, for Executive personally (any right to which Executive hereby waives and promises never to accept) with respect to any claim released hereunder, in any proceeding including, but not limited to, any EEOC or NLRB proceeding. This agreement is not intended to interfere with Executive’s Section 7 rights under the National Labor Relations Act to engage in concerted activity or to refrain from doing so.

8.Return of Schneider Property and Resignation. Executive acknowledges that during Executive’s employment with Schneider, Executive had access to and was entrusted with proprietary and confidential information of Schneider. Executive represents and warrants that, as of the Separation Date, Executive has returned all proprietary and confidential information and has not retained any copies of such information in hard copy or electronic format. Executive’s non-compliance with or violation of this provision of the Agreement shall be considered a material breach for which Schneider shall have the right to seek to recover all Transition Compensation paid to Executive under this Agreement, as well as all other available damages and legal or equitable relief. If Executive attempts to use or retain any proprietary or confidential information and property of Schneider concerning Schneider’s business for any reason other than in the course of employment for Schneider agrees to repay to Schneider the Transition Compensation as set forth in Paragraph 4. If Schneider believes that Executive has failed to satisfy the duties set forth in this paragraph, Schneider will, before causing Executive to forfeit or repay Transition Compensation, first provide Executive with written notice of Schneider’s concern and give Executive five (5) business days to provide information satisfactory to Schneider showing that Executive has complied with the duties set forth in this paragraph. If at any time during the Retention Period or thereafter Executive discovers Schneider information on her personal computer or devices, she will promptly notify Schneider and delete the Schneider information. Executive will be permitted to keep the iPad that Schneider gave her; prior to the Separation Date Schneider will wipe the iPad to remove all

Transition Agreement and Voluntary General Release     Page 4 of 11

Schneider information. Executive hereby states that she will resign as an officer or director of any subsidiaries of Schneider or its affiliates effective as of the Separation Date and represents and warrants that Executive will provide any resignations from such other positions as Schneider deems necessary.

9.No Admission of Liability. The existence, execution and terms of this Agreement do not constitute, shall not be considered or construed as, and shall not be admissible in any proceedings as, an admission by Schneider its parents, subsidiaries, or by any of the Releasees, of any liability, violation, error or omission.

10.Confidentiality. Executive agrees not to testify or provide any information in any context if Schneider has informed Executive of its intent to contest the validity or enforceability of any request, subpoena or court order until such time as Schneider has informed Executive, in writing, that it consents to Executive’s testimony or has fully exhausted its efforts to challenge any request, subpoena or court order requiring Executive’s testimony, unless otherwise required by order of court. In the unlikely event that Executive’s compliance with this paragraph directly results in a court issuing Executive a fine for her delay in providing testimony or information, Schneider will pay such fine.

11.Non-Disparagement. Schneider agrees that Schneider will not, and will instruct the members of the Board and its senior executives not to, make any adverse or disparaging comments (oral or written, including but not limited to, via any form of electronic media) about Executive which may tend to impugn or injure Executive’s reputation or goodwill, or contribute to Executive being held in disrepute by the public or any future employer of Executive. Executive acknowledges that Schneider’s goodwill is one of Schneider’s most valuable assets and that any impairment of Schneider’s substantial goodwill would materially and adversely affect Schneider. Therefore, Executive agrees that, except as may be required by law, Executive will not (a) make any statement, oral or written (including but not limited to any form of electronic media), to any past present or future customer, employee, contractor, media outlet, or vendor of Schneider, industry analyst or any other person, (b) publish any remark, comment or statement in a public forum, or (c) commit any other act, which, in the case of any of (a), (b) or (c), might reasonably be expected to directly or indirectly disparage Schneider, any of its affiliates or any of its or their respective employees, customers, suppliers, investors or other associated third parties. Nothing in this Paragraph is intended to prohibit, limit or prevent Executive or Schneider from providing truthful testimony in a court of law, to a regulatory or law enforcement agency or pursuant to a properly issued subpoena, and such testimony would not be deemed to be a violation of this Paragraph.

12.Binding Authority and Benefit. This Agreement shall be binding upon and shall be for the benefit of Executive and Schneider, as well as their respective heirs, representatives, successors and assigns.

13.Duty to Cooperate. Executive agrees, after the termination of employment, to reasonably cooperate with Schneider and its affiliates and their respective directors, officers, attorneys and experts in all matters relating to Executive’s actual or pending work on behalf of Schneider and, as needed, the orderly transfer of such pending work to other employees of Schneider as may be designated by Schneider.  Such cooperation includes answering emails and phone calls from Schneider associates and /or attorneys representing Schneider. Failure to comply with the duty of cooperation as set forth in this paragraph will cause Executive to forfeit any unpaid Transition Compensation described in Paragraph 4 of this Agreement. Failure to

Transition Agreement and Voluntary General Release     Page 5 of 11

comply with the duty of cooperation as set forth in this paragraph will also obligate Executive to repay Schneider Transition Compensation described in Paragraph 4 that Schneider has already paid to Executive per this Agreement. Reasonable and pre-approved out-of-pocket expenses incurred in connection therewith shall be reimbursed by Schneider. If Schneider believes that Executive has failed to satisfy the duties to cooperate outlined in this paragraph, Schneider will provide Executive with written notice of same and Executive will then have five (5) business days to attempt to cure the failure to cooperate before Schneider causes Executive to forfeit or repay Transition Compensation.

14.Construction of Agreement. This Agreement, and every term and provision contained herein, shall be governed by and interpreted under the substantive laws of the State of Wisconsin. The language of this Agreement shall not be construed for or against any particular Party. The Parties agree that all of them have drafted the Agreement and that there shall be no presumption that one Party drafted the Agreement for purposes of construing it. Section headings in this Agreement are included for convenience of reference only and shall not affect the construction of this Agreement.

15.Severability. Every provision of this Agreement is severable. If at any time after the execution of this Agreement, any provision of this Agreement shall be held illegal, void or unenforceable, the illegality or unenforceability of the provision shall have no effect upon, and shall not impair the validity or enforceability of, any other provision; provided, however, that if the Release set forth in Paragraph 6 above is declared invalid or unenforceable, Schneider’s obligations set forth in Paragraph 4 shall cease and Executive shall refund to Schneider any portion of the Transition Compensation that has been paid to Executive at the time such provision is declared invalid or unenforceable.

16.Merger. This instrument constitutes and contains the entire agreement and understanding between Executive and Schneider concerning the subject matter of this Agreement, and supersedes all prior oral negotiations, proposed agreements and understandings, if any, between the Parties, except that Executive remains bound by the Non-Compete and No-Solicitation Agreement Executive signed on May 17, 2017 and that Executive remains bound by the Confidentiality Agreement Executive signed on May 17, 2017. This Agreement may be modified only by a writing signed by Executive and Schneider.

17.Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part of or on behalf of Executive and Schneider. The Parties acknowledge that they: (a) have carefully read and understand the terms and significance of this Agreement; and (b) are fully aware of the legal and binding effect of this Agreement and intend to abide by its provisions without exception.

18.REVIEW AND CONSULTATION. BY SIGNING THIS AGREEMENT, EXECUTIVE REPRESENTS AND WARRANTS THE FOLLOWING. BY SIGNING THIS AGREEMENT, EMPLOYEE WAIVES AND RELEASES ANY AND ALL RIGHTS AND CLAIMS EXECUTIVE MAY HAVE ARISING UNDER, BUT NOT LIMITED TO, THE AGE DISCRIMINATION IN EMPLOYEMENT ACT OF 1967, AS AMENDED, AND ALL OTHER CLAIMS EMPLOYEE MAY HAVE AGAINST SCHNEIDER. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE WAS GIVEN TWENTY-ONE (21) DAYS FROM RECEIPT OF THIS AGREEMENT IN WHICH TO CONSIDER WHETHER EMPLOYEE WANTED TO SIGN IT OR AGREES TO WAIVE SUCH TWENTY-ONE (21) DAY PERIOD BY SIGNING THIS AGREEMENT PRIOR TO THE EXPIRATION THEREOF, AND THAT

Transition Agreement and Voluntary General Release     Page 6 of 11

EXECUTIVE WAS GIVEN THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. SCHNEIDER AGREES, AND EXECUTIVE REPRESENTS THAT EMPLOYEE UNDERSTANDS, THAT EXECUTIVE MAY REVOKE EXECUTIVE’S ACCEPTANCE OF THIS AGREEMENT AT ANY TIME WITHIN SEVEN (7) DAYS FOLLOWING EMPLOYEE’S EXECUTION OF THE AGREEMENT BY GIVING WRITTEN NOTICE TO SCHNEIDER WITHIN THAT SEVEN (7) DAY PERIOD. IF EXECUTIVE CHOOSES TO REVOKE EXECUTIVE’S ACCEPTANCE OF THIS AGREEMENT, SUCH NOTICE MUST BE GIVEN IN WRITING TO STEVE MATHEYS, HUMAN RESOURCES, SCHNEIDER NATIONAL, INC., 3101 S. PACKERLAND DRIVE, P.O. BOX 2545, GREEN BAY, WI 54306. IF NOT REVOKED BY WRITTEN NOTICE RECEIVED BY SCHNEIDER ON OR BEFORE THE EIGHTH DAY FOLLOWING THE DATE OF EXECUTIVE’S EXECUTION OF THE AGREEMENT, THIS AGREEMENT SHALL BECOME ENFORCEABLE AND EFFECTIVE AT 12:01 A.M., C.S.T., ON THE FOLLOWING DAY. EXECUTIVE FURTHER UNDERSTANDS THAT IF EMPLOYEE REVOKES THIS RELEASE, EXECUTIVE WILL NOT RECEIVE THE TRANSITION COMPENSATION PAYMENTS DESCRIBED HEREIN.

19.Waiver. No waiver of the breach of any of the terms or provisions of this Agreement shall be a waiver of any preceding or succeeding breach of this Agreement or any provisions of it.

20.Successors; Binding Agreement. Schneider shall have the right to assign its obligations under this Agreement to any entity that acquires all or substantially all of the assets of Schneider and continues Schneider’s business. The rights and obligations of Schneider under this Agreement shall inure to the benefit of and shall be binding upon Schneider and its successors and assigns. Executive may not assign Executive’s rights or delegate Executive’s obligations hereunder.

21.Counterparts and Facsimile or Electronic Signatures. This Agreement may be executed in one or more counterparts, each and all of which shall constitute, and shall be construed as a single original instrument upon execution, delivery and exchange of such signed counterparts by and among the Parties hereto. In addition, the Parties agree that this Agreement may be executed via facsimile, and that such signatures have the same force and effect as an original signature. A fully executed copy of this Agreement may be used with the same force and effect as the original of this Agreement.

Transition Agreement and Voluntary General Release     Page 7 of 11

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Agreement as of the date stated below.

/s/Lori A. Lutey
Lori A. Lutey

January 5, 2018
Date Signed

SCHNEIDER ENTERPRISE RESOURCES, LLC

/s/ Christopher B. Lofgren
Christopher B. Lofgren
Chief Executive Officer

January 5, 2018
Date Signed

Transition Agreement and Voluntary General Release     Page 8 of 11

EXHIBIT A
[NOT TO BE SIGNED UNTIL ON OR AFTER SEPARATION DATE]

GENERAL RELEASE

1.
Release and Covenant Not to Sue by Executive. In exchange and in consideration for the promises, obligations and agreements of Schneider Enterprise Resources, LLC (“Schneider”) under the Retention and Separation Agreement, dated as of January [date to be determined], 2018, between Lori A. Lutey (“Executive”) and Schneider and certain affiliates named therein (the “Agreement”), which Executive agrees and acknowledges are adequate and sufficient, Executive, on behalf of Executive, and Executive’s assignees, agents, attorneys, representatives, heirs, executors and administrators, hereby waives, and fully releases, Schneider, all related or affiliated companies and all of Schneider’s or such related or affiliated companies’ predecessors and successors, and, with respect to each such entity, all of its past and present employees, officers, directors, trustees, agents, representatives, stockholders, owners, and attorneys (collectively, the “Releasees”), from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, controversies, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type that Executive now has, or ever has had, as of the day hereof, or at any time prior to the date set forth below (the “Effective Date”).

The claims Executive is releasing include (without limiting the generality of the foregoing) all claims arising under any written agreement between Executive and Schneider pertaining to Executive’s employment by Schneider; all claims arising under the Family and Medical Leave Act, the Consolidated Omnibus Budget Reconciliation Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. §621 et. seq., the Older Workers Benefit Protection Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, the Civil Rights Act of 1868 (42 U.S.C. §§ 1981 and 1983), the Wisconsin Fair Employment Act, wrongful discharge, breach of contract, and any other federal, state or local statute or regulation regarding employment, discrimination in employment, retaliatory discharge, payment of wages or the termination of employment; and any claims arising under the common law of the State of Wisconsin or any other state.

Executive further covenants and agrees that Executive will not institute or cause to be instituted any action, cause of action or other judicial or administrative proceeding based on any claim released hereunder and shall indemnify and hold harmless Schneider and the Releasees for all costs incurred by them (including, but not limited to fees in connection with any such proceeding).

2.
Claims Not Released. Notwithstanding the foregoing, nothing in this General Release precludes Executive from: (a) filing an administrative charge of discrimination or an administrative charge within the jurisdiction of the National Labor Relations Board (“NLRB”) or Equal Employment Opportunity Commission (“EEOC”); (b) communicating directly with the U.S. Securities and Exchange Commission (“SEC”) about a possible securities law violation; or (c) filing a charge or communicating with any other federal, state or local government office, official or agency. Executive promises never to seek or accept any damages, remedies, or other relief, other than a benefit or

Transition Agreement and Voluntary General Release     Page 9 of 11

remedy pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, for Executive personally (any right to which Executive hereby waives and promises never to accept) with respect to any claim released hereunder, in any proceeding including, but not limited to, any EEOC or NLRB proceeding. This General Release is not intended to interfere with Executive’s Section 7 rights under the National Labor Relations Act to engage in concerted activity or to refrain from doing so.

3.
Executive also releases and waives any claim or right to further compensation, benefits, damages, penalties, attorney’s fees, costs or expenses of any kind from Schneider or any of the other Releasees based on events occurring on or prior to the Effective Date, except for the specific Transition Compensation described in the Agreement.

BY SIGNING THIS GENERAL RELEASE, EXECUTIVE REPRESENTS AND WARRANTS THE FOLLOWING. BY SIGNING THIS GENERAL RELEASE, EXECUTIVE WAIVES AND RELEASES ANY AND ALL RIGHTS AND CLAIMS EXECUTIVE MAY HAVE ARISING UNDER, BUT NOT LIMITED TO, THE AGE DISCRIMINATION IN EMPLOYEMENT ACT OF 1967, AS AMENDED, AND ALL OTHER CLAIMS EXECUTIVE MAY HAVE AGAINST SCHNEIDER. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE WAS GIVEN TWENTY-ONE (21) DAYS FROM RECEIPT OF THIS GENERAL RELEASE IN WHICH TO CONSIDER WHETHER EXECUTIVE WANTED TO SIGN IT OR AGREES TO WAIVE SUCH TWENTY-ONE (21) DAY PERIOD BY SIGNING THIS GENERAL RELEASE PRIOR TO THE EXPIRATION THEREOF, AND THAT EXECUTIVE WAS GIVEN THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS GENERAL RELEASE. SCHNEIDER AGREES, AND EXECUTIVE REPRESENTS THAT EXECUTIVE UNDERSTANDS, THAT EXECUTIVE MAY REVOKE EXECUTIVE’S ACCEPTANCE OF THIS GENERAL RELEASE AT ANY TIME WITHIN SEVEN (7) DAYS FOLLOWING EXECUTIVE’S EXECUTION OF THIS GENERAL RELEASE BY GIVING WRITTEN NOTICE TO SCHNEIDER WITHIN THAT SEVEN (7) DAY PERIOD. IF EXECUTIVE CHOOSES TO REVOKE EXECUTIVE’S ACCEPTANCE OF THIS GENERAL RELEASE, SUCH NOTICE MUST BE GIVEN IN WRITING TO STEVE MATHEYS, SCHNEIDER NATIONAL, INC., 3101 S. PACKERLAND DRIVE, P.O. BOX 2545, GREEN BAY, WI 54306. IF NOT REVOKED BY WRITTEN NOTICE RECEIVED BY SCHNEIDER ON OR BEFORE THE EIGHTH DAY FOLLOWING THE DATE OF EXECUTIVE’S EXECUTION OF THE GENERAL RELEASE, THIS GENERAL RELEASE SHALL BECOME ENFORCEABLE AND EFFECTIVE AT 12:01 A.M., C.S.T., ON THE FOLLOWING DAY. EXECUTIVE FURTHER UNDERSTANDS THAT IF EXECUTIVE REVOKES THIS GENERAL RELEASE, EXECUTIVE WILL NOT RECEIVE THE TRANSITION COMPENSATION DESCRIBED IN THE AGREEMENT.

Transition Agreement and Voluntary General Release     Page 10 of 11

Exhibit A - Signature Page

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this GENERAL RELEASE as of the date stated below.

_______________________________
Lori A. Lutey

___________________________
Date Signed

SCHNEIDER ENTERPRISE RESOURCES, LLC

_________________________________
Christopher B. Lofgren
Chief Executive Officer

________________________________
Date Signed

Transition Agreement and Voluntary General Release     Page 11 of 11